UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 24, 2012
INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-34400 (Commission File Number)	98-0626632 (IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland (Address of principal executive offices, including zip code)

+(353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Ingersoll-Rand plc revised the compensation arrangements of its named executive officers as follows:

Name	Base Salary		Target AIM Award*		Target Equity Awards
	Previous	Current	Previous	Current	Previous	Current
M. W. Lamach	$1,100,000	$1,200,000	150%	160%	$6,250,000	$7,200,000
S. R. Shawley	$600,000	$618,000	100%	100%	$1,850,000	$2,000,000
D. Teirlinck	$565,000	$585,000	90%	90%	$1,200,000	$1,350,000
M. Avedon	$483,600	$510,000	75%	85%	$930,000	$1,100,000
* Expressed as a percentage of base salary.
In addition to revising Mr. Lamach’s target equity awards, the Committee changed the mix of his equity awards from an equal mix of performance share units (“PSUs”) and stock options to 50% PSUs, 25% stock options and 25% restricted stock units.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Registrant)

Date: March 1, 2012	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President - Corporate Governance and Secretary